Exhibit 99.1

Altair Nanotechnologies Reports Third Quarter 2008 Financial Results

RENO, Nev. – November 6, 2008 -- Altair Nanotechnologies Inc. (Nasdaq: ALTI) today reported financial results for the third quarter ended September 30, 2008.

For the quarter ended September 30, 2008, the company reported revenues of $1.80 million, down from $3.37 million in the same quarter of 2007. The net loss was $9.11 million, or 11 cents per share, compared to a net loss of $6.13 million, or nine cents per share, for the third quarter of 2007. The basic and diluted weighted average shares outstanding for the quarter were 84,635,878 compared to 70,023,935 reported in third quarter of 2007.

The company’s cash and cash equivalents decreased by $26.42 million, from $50.15 million at December 31, 2007 to $23.73 million at September 30, 2008. This is due primarily to net cash used in operations of approximately $25.13 million, purchases of property and equipment of approximately $2.13 million, and the payment of notes payable of $0.60 million. This decrease was partially offset by the receipt of proceeds resulting from the exercise of stock options and warrants of approximately $1.44 million.

During the nine months ended September 30, 2008, our net cash consumed was $26.42 million while cash consumed during the third quarter represented $4.04 million of this total. Since the first quarter, Altairnano has taken significant steps to reduce its cash burn rate to a level more consistent with its current short-term revenue expectations and expects to maintain this vigilance going forward.

“We continue to narrow our focus by concentrating on our battery technology, as seen in our military, stationary and transportation initiatives, which offers Altairnano the greatest near and long-term revenue potential,” said Terry Copeland, Altairnano Chief Executive Officer. “In addition, we are maintaining a diligent approach to managing our resources and reducing our overall burn rate.”

As previously announced, subsequent to the 2008 third quarter, Altairnano entered into a purchase and settlement agreement with Al Yousuf, LLC for a $10 million private placement of its common stock and release of its potential breach of contract and other claims related to its 2007 $40 million investment. Under the 2007 purchase agreement, Altairnano made certain representations and warranties related to its inventory, warranty reserve and similar matters that were affected by the write-offs and warranty offers announced in March 2008.  Under the terms of this 2008 agreement, the company also expanded its Board of Directors and appointed Iqbal Al Yousuf as the eighth director. At its 2009 annual meeting, Altairnano will further expand its Board to nine directors and appoint a second nominee of Al Yousuf to that seat.

Early in the third quarter, Elanco Animal Health, a division of Eli Lilly Company, informed us that due to financial constraints they were halting all spending with respect to the Development Services Agreement between our companies. As a result, our Collaborative Research, License and Commercialization Agreement has been terminated. All rights previously granted to Elanco have been rescinded. While we are looking for another partner for this product, it is uncertain that we will be able to do so. This does not impact our ongoing work with Spectrum Pharmaceuticals, Inc.

ALTAIR NANOTECHNOLOGIES REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

The overall economy and financial markets have been very difficult this year and deteriorated significantly in the third quarter providing credit and financing challenges for many companies. Fortunately Altairnano has not been required to raise money in public markets during this difficult environment and has sufficient cash on hand to sustain it into 2010.  Because of the nature of the company’s energy products, its existing and prospective customers have not been affected as strongly as most other companies, and the company continues to see high levels of interest from the prospects they are working with.

Third Quarter 2008 Conference Call
Altairnano will hold a conference call to discuss its third quarter 2008 results on Thursday, November 6, 2008 at 11:00 a.m. Eastern Standard Time (EST). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is (719) 325-4885. Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

An audio replay of the conference call will be available from 2:00 p.m. EST, Thursday, November 6, 2008 until Midnight EST, Thursday, November 13, 2008. It can be accessed by dialing (719) 457-0820 and entering conference number 2448990.

About Altair Nanotechnologies, Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leader in the creation and delivery of advanced materials and energy storage products. Going beyond lithium ion, Altairnano's Lithium Titanate based battery products are among the highest performing and most scalable, with applications that include battery cells for military artillery, battery packs for hybrid vehicles and energy storage systems for large-scale stationary power services. For more information please visit Altairnano at www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altairnano’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of any the early-stage products referred to in this release will not be completed for technical, business or other reasons; that any products under development or in the early commercial stages will not perform as expected in future testing or commercial applications; that customers or prospective customers will not use or purchase products as represented to us or otherwise expected; that one or more of the joint development partners or customers may proceed slowly with, or abandon, development or commercialization efforts for any of various reasons, including concerns with the feasibility of the product or the financial viability of continuing with our products or their product; that sales of commercialized Altairnano products may not reach expected levels for one or more reasons, including the failure of end products to perform as expected or the introduction of a superior product; and that costs associated with the proposed products may exceed revenues.  In general, Altairnano is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the Company's most recent Annual Report on Form 10-K filed with the SEC. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Company expectations or results or any change in events.

ALTAIR NANOTECHNOLOGIES REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

For Additional Information:

Institutional Investors: C. Robert Pedraza VP Strategy and Corporate Development Altair Nanotechnologies, Inc. 775.858.3702 rpedraza@altairnano.com	Media Relations: Marissa Gioglio Senior Marketing Specialist Altair Nanotechnologies, Inc 775.858.3726 mediarelations@altairnano.com

Individual Investors: Marty Tullio McCloud Communications, LLC 312.751.3519 marty@mccloudcommunications.com

Tables Follow

ALTAIR NANOTECHNOLOGIES REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$23,730,560	$50,146,117
Accounts receivable, net	1,404,567	1,317,819
Stock subscription receivable	10,000,000	-
Notes receivable from related party	-	1,638,510
Product inventories	98,112	-
Prepaid expenses and other current assets	406,860	799,387
Total current assets	35,640,099	53,901,833

Investment in Available for Sale Securities	3,152,294	4,564,814

Property, Plant and Equipment, net	14,731,906	14,548,837

Patents, net	656,822	720,433

Other Assets	622,718	122,718

Total Assets	$54,803,839	$73,858,635

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$1,155,972	$7,814,037
Accrued salaries and benefits	1,910,307	2,239,110
Accrued warranty	59,088	2,915,990
Accrued liabilities	542,284	759,644
Note payable, current portion	600,000	600,000
Total current liabilities	4,267,651	14,328,781

Note Payable, Long-Term Portion	600,000	1,200,000

Minority Interest in Subsidiary	1,153,214	1,369,283

Stockholders' Equity
Common stock, no par value, unlimited shares authorized;
93,128,271 and 84,068,377 shares issued and
outstanding at September 30, 2008 and December 31, 2007	170,010,743	163,780,176
Common stock subscribed	10,000,000	-
Additional paid in capital	5,547,564	5,489,604
Accumulated deficit	(134,883,533)	(111,823,809)
Accumulated other comprehensive loss	(1,891,800)	(485,400)

Total Stockholders' Equity	48,782,974	56,960,571

Total Liabilities and Stockholders' Equity	$54,803,839	$73,858,635

ALTAIR NANOTECHNOLOGIES REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Product sales	$166,325	$1,864,330	$554,862	$3,797,333
Commercial collaborations	128,417	980,478	1,641,948	2,062,550
Contracts and grants	1,506,873	525,326	2,576,801	1,717,051
Total revenues	1,801,615	3,370,134	4,773,611	7,576,934
Operating Expenses
Cost of sales - product	59,340	2,083,729	138,374	4,486,467
Cost of sales – warranty and inventory reserves	-	-	(2,864,837)	-
Research and development	3,320,181	4,423,159	13,689,739	10,659,356
Sales and marketing	660,817	519,464	2,096,087	1,309,230
Notes receivable extinguishment	-	-	1,721,919	-
Settlement and release	3,605,294	-	3,605,294	-
General and administrative	2,755,477	2,385,871	8,458,592	7,597,903
Depreciation and amortization	723,371	506,970	1,936,722	1,412,019
Total operating expenses	11,124,480	9,919,193	28,781,890	25,464,975
Loss from Operations	(9,322,865)	(6,549,059)	(24,008,279)	(17,888,041)
Other (Expense) Income
Interest expense	(22,823)	(33,402)	(73,077)	(99,902)
Interest income	179,834	214,841	810,228	850,879
(Loss)/gain on foreign exchange	(609)	892	(4,665)	607
Total other (expense) income, net	156,402	182,331	732,486	751,584

Loss from continuing operations before
minority interests’ share	(9,166,463)	(6,366,728)	(23,275,793)	(17,136,457)

Less: Minority interests’ share	55,497	236,518	216,069	394,198

Net Loss	$(9,110,966)	$(6,130,210)	$(23,059,724)	$(16,742,259)

Loss per common share - Basic and diluted	$(0.11)	$(0.09)	$(0.27)	$(0.24)

Weighted average shares - Basic and diluted	84,635,878	70,023,935	84,448,743	69,741,148